UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2014

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, Neil R. Withington submitted his resignation from the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, effective immediately upon conclusion of RAI Board’s regularly scheduled December 4, 2014 meeting. Mr. Withington is retiring from his position as Director, Legal and Security, and Group General Counsel of British American Tobacco p.l.c., referred to as BAT, effective April 30, 2015.

Mr. Withington has served on RAI’s Board since July 30, 2004, as one of the five board members designated by Brown & Williamson Holdings, Inc., referred to as B&W, a subsidiary of BAT, under the terms of a governance agreement dated as of July 30, 2004, as amended, among RAI, B&W and BAT. His term as a Class III Director was scheduled to expire on the date of RAI’s 2016 annual meeting of shareholders.

In addition, on November 20, 2014, B&W designated Ricardo Oberlander for nomination to RAI’s Board to succeed Mr. Withington as an RAI Director, effective upon Mr. Withington’s resignation on December 4, 2014. RAI’s Board will vote upon Mr. Oberlander’s formal nomination and election to the Board as a Class III Director at its regularly scheduled December 4, 2014 meeting.

A copy of the press release announcing the foregoing resignation and designation is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as Exhibits to this Current Report on Form 8-K.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated November 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: November 20, 2014

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated November 20, 2014